UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2006

United Auto Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On November 30, 2006, we agreed to issue and sell $325 million in aggregate principal amount of 7.75% Senior Subordinated Notes due 2016 (the "Notes") together with related guarantees by our domestic wholly owned subsidiaries (the "Guarantees" and together with the Notes, the "Securities") in a private placement pursuant to Rule 144A of the Securities Act of 1933.

On December 4, 2006, we agreed to issue and sell an additional $50 million of Notes and Guarantees on the same terms as the original $325 million of Notes and Guarantees.

The $375 million of Securities are expected to be issued on Thursday, December 7, 2006, subject to customary closing conditions. We intend to use the proceeds to initially repay amounts currently outstanding under our revolving credit agreement in the United States and a portion of our existing floorplan borrowings and for general corporate purposes. All amounts repaid may be available for future borrowings. We presently intend to then re-borrow these amounts in March 2007, and use the proceeds to call our existing $300 million of 9.625% Notes due 2012, which are callable beginning in March 2007, subject to market and other conditions.

Copies of the press releases announcing the pricing of the $325 million of Securities and the offering of $50 million of additional Securities are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 United Auto Group, Inc. Press Release dated November 30, 2006.

99.2 United Auto Group, Inc. Press Release dated December 4, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Auto Group, Inc.

December 4, 2006	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	United Auto Group, Inc. Press Release dated November 30, 2006
99.2	United Auto Group, Inc. Press Release dated December 4, 2006